Exhibit 10.8

EXECUTION VERSION

CONFIDENTIAL

April 13, 2021

TPG Pace Beneficial II Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Attention:  Eduardo Tamraz, Secretary

Re:	Engagement of Services

Dear Eduardo Tamraz:

This will confirm the basis upon which TPG Pace Beneficial II Corp. (“Client”) has engaged TPG Capital BD, LLC (“TPG Capital BD”) to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with the transaction described in paragraph 1 below (the “Engagement”).

1.Fee.  The Client shall pay TPG Capital BD a fee of up to $744,625 (the “Fee”), which shall be payable by the Client and due to TPG Capital BD upon the consummation of  the initial public offering of the securities of the Client (the “Transaction” and such consummation of the initial issuance of securities, the “Closing”).  If the Closing does not occur during the Term, then no Fee shall be payable to TPG Capital BD.  The fees described in this paragraph 1 are compensation for the Engagement, which consists of work directly related to the Transaction.  Any work that is outside of the scope of the Engagement shall be subject to additional compensation as separately agreed by the parties hereto.

2.Term of Engagement.  This Agreement shall remain in force for a period of twelve (12) months from the date hereof, or until 45 days following the consummation of the Transaction, whichever occurs earlier, and may be extended upon mutual agreement of the parties hereto (including any renewal thereof, the “Term”).  The Term may be terminated by either TPG Capital BD or the Client at any time prior to its expiration with forty-five (45) days advance written notice to the other.  Expiration or termination of this Agreement shall not affect TPG Capital BD’s right to indemnification or contribution or payment of the Fee in accordance with the terms of this Agreement.  Without limiting the foregoing, notwithstanding the expiration or termination of this Agreement, the provisions of this Agreement shall survive and remain operative in accordance with their respective terms.

3.Scope of Liability.  Neither TPG Capital BD (nor any of its control persons, members, managers, officers, employees, agents or affiliates) shall be liable to the Client or to any other person claiming through the Client for any error of judgment or for any claim, loss or expense suffered by the Client or any such other person in connection with the matters to which the Engagement relates except to the extent a claim, loss or expense arises out of or is based upon any action or failure to act by TPG Capital BD or any of its control persons, members,

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managers, officers, employees, agents or affiliates, other than an action or failure to act undertaken at the request or with the consent of the Client, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of TPG Capital BD or any such other person.

4.Indemnity and Contribution.  Recognizing that transactions of the type contemplated by the Engagement sometimes result in litigation and that TPG Capital BD’s role is limited to acting in the capacities described herein, the Client agrees to indemnify TPG Capital BD and its control persons, members, managers, officers, employees, agents and affiliates (each, including TPG Capital BD, an “Indemnified Person”) to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of each such Indemnified Person’s counsel and all reasonable travel and other out-of-pocket expenses incurred by each such Indemnified Person in connection with investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any actual or proposed Transaction or the Engagement; provided; however, there shall be excluded from such indemnification any such claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by any Indemnified Person, other than an action or failure to act undertaken at the request or with the consent of the Client, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of any Indemnified Person.

The Client shall be notified in writing by TPG Capital BD if any action, suit or investigation (an “Action”) is commenced against TPG Capital BD or, so long as TPG Capital BD has actual knowledge of such Action, any other Indemnified Person, within a reasonable time after TPG Capital BD or any other Indemnified Person shall have been served with a summons or other first legal process, but failure so to notify the Client shall not relieve the Client from any liability that it may have hereunder, except to the extent that such failure so to notify the Client materially prejudices the Client’s rights.  The Client may assume, at its own expense, the defense of any Action exercisable upon written notice to TPG Capital BD and any such Indemnified Person(s), if applicable, within 30 days of notice by TPG Capital BD or such Indemnified Person provided pursuant to the preceding sentence and the Client will have no liability for any legal costs of such Indemnified Person subsequently incurred except as set forth below, and such defense shall be conducted by counsel chosen by the Client and reasonably satisfactory to TPG Capital BD and such Indemnified Person(s), if applicable.  The Indemnified Person shall have the right to participate in the defense of any Action with counsel selected by it subject to the Client’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided, that if in the reasonable opinion of counsel to the Indemnified Person, (a) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Client; or (b) there exists an actual conflict of interest between the Client and the Indemnified Person that cannot be waived, the Client shall be liable for the reasonable fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required). If the Client elects not to compromise or defend such Action, fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the

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defense of such Action, the Indemnified Person may, subject to the next paragraph, pay, compromise, defend such Action and seek indemnification for any and all damages, expenses, liabilities and losses based upon, arising from or relating to such Action. The parties hereto and their affiliates shall cooperate with each other in all reasonable respects in connection with the defense of any Action.

Notwithstanding any other provision of this Agreement, the Client shall not enter into settlement of any Action without the prior written consent of the Indemnified Person except as provided in this paragraph.  If a firm offer is made to settle an Action without permitting or leading to further claims, losses, liability or expense or the creation of a financial or other obligation on the part of the Indemnified Person and provides, in customary form, for the unconditional release of each Indemnified Person from all liabilities and obligations in connection with such Action and the Client desires to accept and agree to such offer, the Client shall give written notice to that effect to the Indemnified Person.  If the Indemnified Person fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Person may continue to contest or defend such Action and in such event, the maximum liability of the Client as to such Action shall not exceed the amount of such settlement offer plus the Indemnified Person’s costs and expenses (including reasonable fees and disbursements of counsel and other out-of-pocket expenses) through the end of such ten (10) day period. If the Indemnified Person fails to consent to such firm offer and also fails to assume defense of such Action, the Client may settle the Action upon the terms set forth in such firm offer to settle such Action. If the Indemnified Person has assumed the defense pursuant to the previous paragraph, it shall not agree to any settlement without the written consent of the Client.

In the event that the foregoing indemnity is unavailable or insufficient to hold such Indemnified Person(s) harmless, then the Client shall contribute to amounts paid or payable by such Indemnified Person(s) in respect of such claims, losses and expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Client and such Indemnified Person(s) in connection with the matters as to which such claims, losses and expenses relate and other equitable considerations.

5.Information Provided to TPG Capital BD.  In performing the services described above, the Client agrees to furnish or cause to be furnished to TPG Capital BD such information as TPG Capital BD reasonably believes appropriate to permit TPG Capital BD to provide the services contemplated by this Agreement to or for the Client (all such information so furnished being the “Information”).  The Client recognizes and confirms that TPG Capital BD (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated hereby without having independently verified any of the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (c) will not make any appraisal of any of the assets or liabilities of the Client.

6.Confidentiality.  In the event of the consummation and public disclosure of any Transaction, TPG Capital BD shall have the right, to disclose its participation in the Transaction by listing the client name and logo on its website and in its marketing materials.

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Except as required by law or regulation, or pursuant to order of a court of competent jurisdiction, no analysis, information or advice, whether communicated in written, electronic, oral or other form, provided by TPG Capital BD to Client or to its Client Representatives or its affiliates (as such term is defined below) in connection with the Engagement (the “TPG Capital BD Information”) shall be disclosed by the Client or such Client Representatives, in whole or in part, to any third party, or circulated or referred to publicly, or used for any purpose other than in connection with the Engagement and the Transaction without the prior written consent of TPG Capital BD.  Except as required by law or regulation, or pursuant to order of a court of competent jurisdiction, neither party may disclose to any third party the existence or terms of this Agreement without the prior written consent of the other party.  Notwithstanding anything herein to the contrary, the fact of TPG Capital BD’s Engagement may be disclosed by the Client to its affiliates and its directors, officers, accountants, legal advisors and employees (the “Client Representatives”) to the extent required for the exclusive purpose of the Engagement or as required by law, rule or regulation.  For avoidance of doubt, TPG Capital BD’s Engagement may be disclosed in the Client’s registration statement, preliminary prospectus, prospectus and each amendment or supplement to any of them, as filed with the Securities and Exchange Commission. The Client shall cause and hereby represents that each of its Client Representatives to whom the TPG Capital BD Information is disclosed is legally bound to keep such TPG Capital BD Information confidential as provided by this Section 6.  The Client shall be responsible for any damages to TPG Capital BD to the extent caused by breaches of this Section 6 by any of its Client Representatives.

TPG Capital BD agrees to keep confidential all material nonpublic information provided to it by the Client (the “Client Information”). Notwithstanding any provision herein to the contrary, TPG Capital BD may disclose Client Information to its affiliates, members, officers, accountants, agents, legal advisors and employees (the “TPG Capital BD Representatives”) to the extent required for the exclusive purpose of the Engagement.  TPG Capital BD shall cause and hereby represents that each of its TPG Capital BD Representatives to whom the Client Information is disclosed is legally bound to keep such Client Information confidential as provided by this Section 6.  TPG Capital BD shall be responsible for any damages to the Client to the extent caused by breaches of this Section 6 by any of its TPG Capital BD Representatives.

TPG Capital BD Information shall be considered public and not protected by this Agreement if (a) it is or becomes generally available to the public other than as a result of a disclosure by the Client or a Client Representatives in breach of the terms of this Section 6, (b) it becomes available to the Client on a non-confidential basis from a source (other than TPG Capital BD or a TPG Capital BD Representative) not known by the Client to be under a duty of confidentiality to TPG Capital BD, or (c) if it is already known to the Client at the time of disclosure.

Nothing in this Agreement shall obligate either party to refrain from disclosure of TPG Capital BD Information or the Client Information (as the case may be, “Confidential Information”) hereunder to the extent such disclosure is required by law, regulation or judicial process or at the request of a regulatory authority. In the event that any Confidential Information is required to be disclosed by law, including without limitation, pursuant to the terms of a subpoena or similar document or in connection with litigation or other legal proceedings, the receiving party of such

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information hereby agrees, to the extent permitted by applicable law or regulation, to notify the disclosing party promptly of the existence, terms and circumstances surrounding such request.  To the extent permitted by applicable law or regulation, the receiving party shall allow the disclosing party, in its sole discretion and at its sole expense, to contest the disclosure of Confidential Information on the disclosing party’s behalf, and the receiving party will reasonably cooperate with the disclosing party in such efforts to contest such disclosure at disclosing party’s expense.

Each party hereto acknowledges and agrees that irreparable damage would occur to the other and their respective affiliates in the event any of the provisions of this Section 6 were not performed in accordance with their specific terms or were otherwise breached and monetary damages would not be a sufficient remedy for any such non-performance or breach.  Accordingly, each party shall be entitled to specific performance of the terms of this Section 6, including, without limitation, an injunction or injunctions to prevent breaches of the provisions of this Section 6 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in New York, New York or the Federal District Court for the Southern District of New York in addition to any other remedy to which such party may be entitled at law or in equity.

The parties hereto agree that the provisions of this Section 6 will survive the expiration or termination of this Agreement for two (2) years after such expiration or termination.

7.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, provisions concerning limitations of actions), without reference to the conflicts of laws rules of that or any other jurisdiction, except that Federal law shall also apply to the extent relevant.

To the full extent lawful, each of the Client and TPG Capital BD hereby consents irrevocably to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, New York as having proper subject matter jurisdiction, or the Federal District Court for the Southern District of New York.  Any suit involving any dispute or matter arising under this Agreement may only be brought before a judge in the courts of the State of New York located in the Borough of Manhattan, New York or the Federal District Court for the Southern District of New York, and each of the Client and TPG Capital BD consents to the exercise of personal jurisdiction by any such court with respect to such proceeding.

Each of the Client and TPG Capital BD hereby irrevocably waives trial by jury.

8.Miscellaneous.

(a)The parties understand that TPG Capital BD is being engaged hereunder as an independent contractor to provide the services described above solely to the Client, and that TPG Capital BD is not acting as a fiduciary of the Client, the security holders or creditors of the Client or any other persons in connection with the Engagement.

(b)The Client understands and acknowledges that TPG Capital BD and its affiliates (collectively, the “TPG Capital BD Group”), engage in providing a wide variety of

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financial consulting services and other investment banking products and services to a wide range of institutions and individuals.  In the ordinary course of business, the TPG Capital BD Group and certain of its employees, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, a party that may be involved in the matters contemplated by this Agreement.  With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.  In addition, the TPG Capital BD Group may currently, and may in the future, have relationships with parties other than the Client, including parties that may have interests with respect to the Client, the Transaction or other parties involved in the Transaction, from which conflicting interests or duties may arise.  Although the TPG Capital BD Group in the course of such other activities and relationships may acquire information about the Client, the Transaction or such other parties, the TPG Capital BD Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the TPG Capital BD Group is in possession of such information, to the Client or to use such information on the Client’s behalf.

(c)This Agreement incorporates the entire agreement, and supersedes all prior agreements, arrangements or understandings (whether oral or written), between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto.

(d)This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

(e)TPG Capital BD agrees that it shall have no right, title, interest or claim of any kind (each, a “Claim”) in or to any monies held in the trust account established in connection with the Client’s initial public offering for the benefit of the Client and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Client and will not seek recourse against such trust account for any reason whatsoever.

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If you are in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement shall become effective as of the date hereof.

Very truly yours,

TPG Capital BD, LLC

By:	/s/ Alan Head
Name: Alan Head
Title: Chief Compliance Officer

Acknowledged and Agreed on

this 13th day of April, 2021:

TPG Pace Beneficial II Corp.

By:	/s/ Eduardo Tamraz
Name: Eduardo Tamraz
Title: Secretary

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